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Exhibit 24.01

POWER OF ATTORNEY

        Each of the undersigned directors of SCANA Corporation (the "Company") hereby appoints W. B. Timmerman, K. B. Marsh, J. E. Addison and R. T. Lindsay, or any of them, his or her true and lawful attorneys, with the power to act with or without the others, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 and any and all amendments thereto, with respect to an indeterminate amount of the Company's medium term notes, junior subordinated notes and common stock.

Dated: October 28, 2009
/s/ B. L. AMICK B. L. Amick Director	/s/ J. A. BENNETT J. A. Bennett Director
/s/ S. A. DECKER S. A. Decker Director	/s/ D. M. HAGOOD D. M. Hagood Director
/s/ J. W. MARTIN, III J. W. Martin, III Director	/s/ J. M. MICALI J. M. Micali Director
/s/ L. M. MILLER L. M. Miller Director	/s/ J. W. ROQUEMORE J. W. Roquemore Director
/s/ M. K. SLOAN M. K. Sloan Director	/s/ H. C. STOWE H. C. Stowe Director
/s/ W. B. TIMMERMAN W. B. Timmerman Director	/s/ G. S. YORK G. S. York Director

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  Exhibit 24.01
POWER OF ATTORNEY